UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: September 15, 2015

(Date of earliest event reported)

Ollie’s Bargain Outlet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37501	80-0848819
(Commission File Number)	(IRS Employer Identification No.)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania	17112
(Address of principal executive offices)	(Zip Code)

(717) 657-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2015, the Board of Directors of Ollie’s Bargain Outlet Holdings, Inc. (the “Company”) elected Robert N. Fisch to serve on the Board of Directors (the “Board”), effective September 15, 2015.

Upon his appointment to the Board, Mr. Fisch will serve on the compensation committee on the Board. Mr. Joseph Scharfenberger, who previously served on the compensation committee prior to the appointment of Mr. Fisch, resigned from the compensation committee, effective as of September 15, 2015. Mr. Scharfenberger will continue to serve as a Director on the Board.

The Board affirmatively determined that Mr. Fisch is an “independent director” as defined under the NASDAQ rules, including for the purposes of serving on the compensation committee.

In connection with his election to the Board, Mr. Fisch received an annual retention fee of $50,000, payable in quarterly installments. On September 15, 2015, the Company also entered into a Stock Option Award Agreement with Mr. Fisch (the “Agreement”) pursuant to the Ollie’s Bargain Outlet Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). Pursuant to the Agreement, Mr. Fisch was granted options (the “Options”) to purchase 6,250 shares of common stock of the Company (“Shares”) at an exercise price of $18.19 per Share, subject to adjustment as set forth in the Plan. The Options will vest and become exercisable in equal annual installments of 25% of the Shares over a four-year period on each anniversary of the date of the grant, subject to Mr. Fisch’s continued service through each applicable vesting date.

There are no arrangements or understandings between Mr. Fisch and any other person pursuant to which he was selected a director of the Company, nor are there any family relationships between Mr. Fisch and any of the Company’s directors or executive officers. There are no transactions between Mr. Fisch and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the press release regarding the election of Mr. Fisch to the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release issued on September 21, 2015 of Ollie’s Bargain Outlet Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLLIE’S BARGAIN OUTLET HOLDINGS, INC.

By:	/s/ John Swygert
Name:	John Swygert
Title:	Executive Vice President and Chief Financial Officer

Date: September 21, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on September 21, 2015 of Ollie’s Bargain Outlet Holdings, Inc.